Third Quarter 2021 Earnings Presentation November 4, 2021 Exhibit 99.2

This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), (ii) our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction, (iii) any anticipated share repurchases or cash distributions and (iv) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 25, 2021, our subsequent Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC. Forward Looking Statements

In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin, total cash, net of debt (or net cash), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Total cash, net of debt (or net cash) consists of total gross debt for Continuing Operations and Discontinued Operations, less total cash and cash equivalents for Continuing Operations and Discontinued Operations. Net cash provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debts. Laureate’s calculations of Adjusted EBITDA, Adjusted EBITDA margin, net cash, and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is reconciled from the GAAP measure in the attached table “Non-GAAP Reconciliation.” We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation. Presentation of Non-GAAP Measures

SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue, Adjusted EBITDA and Adjusted EBITDA margin are for continuing operations only

Executive Summary Strong Q3 results with Revenue up 13% and Adjusted EBITDA up 68% vs prior year 1 …. Both ahead of expectations Growth Agenda initiated during H1 2021 is taking hold …. Q3 New Enrollments up 17% and Total Enrollments up 16% year-over-year Raising full-year 2021 guidance on strength of YTD results Net Income of $360M in Q3 driven by sale of Walden University All pending divestitures completed …. Walden sale closed & $1.3bn of capital returned to shareholders2 Management remains committed to closing gap between public company valuation and what it believes to be Laureate’s underlying intrinsic value Continued Strong Operating Performance for the Company On an Organic Constant Currency (CC) basis $1.3 billion (or $7.01/share) cash distribution made on October 29, 2021

Growth PRIORITIES

Mexico Peru Combined Population (M) 127M 33M 160M Higher Education Students (000s) 4,562 1,896 6,458 Higher Education Participation Rate1 30% 47% 34% Market Share for Private Institution2 44% 72% 56% Attractive Growth Opportunities in Mexico & Peru Higher Education Markets Sources: UNESCO, World Bank, SEP database Attractive Markets with Strong Growth Opportunities Fueled by Increasing Participation Rates Defined as total enrollments as compared to 18-24 year old population; European Union (EU) is based on management estimate. Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 35%); for Peru based on total country. U.S. E.U. 62% 54%

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 9/30/21	Market Segment	QS Stars™ Overall	Ratings / Rankings
Mexico	UVM Laureate International Universities Universidad del Valle de México (UVM)		1960	101,000	Premium/ Traditional	★★★★	▪ Ranked #7 university in Mexico ▪ One of only three 4-Star rated universities in Mexico by QS Stars™
Mexico	UNITEC Universidad Tecnológica de México Universidad Tecnológica de México (UNITEC)		1966	102,000	Value/ Teaching	★★★	▪ Largest private university in Mexico ▪ 5-Stars rated by QS Stars™ in categories of Teaching & Employability
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	65,000	Premium/ Traditional	★★★★	▪ Ranked #3 university in Peru ▪ Only 4-Star rated university in Peru by QS Stars™
Peru	Universidad Privada del Norte (UPN)		1994	103,000	Value/ Teaching	★★★	▪ 2nd largest private university in Peru ▪ 5-Stars rated by QS Stars™ in categories of Teaching & Employability
Peru	CIBERTEC CIBETREC		1983	19,000	Technical/ Vocational		▪ 2nd largest private technical / vocational institute in Peru

Operating Leading Brands in Attractive Market Segments

Sources: QS Stars™, Guía Universitaria (UVM), Scimago Institutions Rankings (UPC)

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Omnichannel Distribution Model Key to Unlock Incremental Growth Opportunities Digital Learnings During Pandemic Accelerated Capital Light Operating Model Laureate to enable significant growth, without large-scale investments in campus expansions, through increased mix of Digital Learning Percentage of Teaching Hours Delivered Online 100% 27% 40% – 60% (Pre-Pandemic) (During Pandemic) (Going Forward)

Multiple Vectors for Revenue Growth Majority of Growth Initiatives are Capital Light Given Digital Focus All Growth Investments to be Funded by Internal Cash Flow Generation Expected Medium-Term Revenue Growth 5% - 7% 8% - 10% Phase I Priorities Phase II Priorities

Q3 & YTD 2021 PERFORMANCE RESULTS continuing OPERATIONS Only (i.e. Mexico, Peru and Corporate Segments)

2021 Third Quarter – Financial Summary

($ in millions) (Enrollments in thousands)	Q3 '21 Results	Variance Vs. Q3 '20 As Reported	Variance Vs. Q3 '20 Organic/CC[1]	Notes
New Enrollment	95K	17%	17%	• Strong primary enrollment intake in Mexico & secondary intake in Peru
Total Enrollment	390K	16%	16%	• Driven by new enrollment growth and improved retention rates
Revenue	$268	10%	13%	• Driven by enrollment volume growth and improved retention rates • +17% adjusted for timing of academic calendar
Adj. EBITDA	$76	51%	68%	• Strong Y-o-Y improvement in both markets • +84% adjusted for timing of academic calendar
Adj. EBITDA margin	28.4%	765 bps	1001 bps	• Cost efficiency programs yielding strong results • Online format accelerated our transformation to leading digital company

Note: Timing adjusted impacts noted are pro-forma for UPN-Peru semester start, which, in 2020, was moved to April 6th due to COVID, and 1-week earlier start of classes at Cibertec

Accelerated Growth & Strong Operating Performance During the Third Quarter

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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2021 Q3 YTD – Financial Summary

($ in millions) (Enrollments in thousands)	Q3 YTD '21 Results	Variance Vs. Q3 YTD '20 As Reported	Variance Vs. Q3 YTD '20 Organic/CC[1]	Notes
New Enrollment	189K	15%	15%	• YTD New enrollments +6% vs. YTD 2019
Total Enrollment	390K	16%	16%	• Total enrollment +5% vs. Sept 2019 • Improved retention rates, +12pts versus PY
Revenue	$790	7%	9%	• Driven by enrollment volume growth and improved retention rates • +8% adjusted for timing of academic calendar
Adj. EBITDA	$193	67%	89%	• Strong Y-o-Y improvement driven by operations and corporate G&A efficiencies • +79% adjusted for timing of academic calendar
Adj. EBITDA margin	24.4%	883 bps	1136 bps	• Cost efficiency programs and increased digital/hybrid delivery are key drivers of margin expansion

Note: Timing adjusted impacts noted are pro-forma for UPN-Peru semester start, which, in 2020, was moved to April 6th due to COVID, and 1-week earlier start of classes at Cibertec

Strong Operating Performance and Corporate G&A Efficiency Driving Increased Profitability

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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SEGMENT RESULTS continuing OPERATIONS Only (i.e. Mexico, Peru and Corporate Segments)

Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Mexico Segment Results Strong Results for Primary Intake Cycle – New Enrollments up 11% Q3 Results Q3 YTD Results Notes ($ in millions) (Enrollments in thousands) Q3 ’21 Organic/CC Vs. Q3 ’20 (1) Q3 YTD ’21 Organic/CC Vs. Q3 YTD ’20 (1) New Enrollment 70K 11%   115K 11% Strong primary intake in September YTD New enrollments +4% vs. YTD 2019 Total Enrollment 203K 6% 203K 6% Driven by NE growth and 4pt improvement in attrition Revenue $131 3%   $391 (5%) Q3 driven by TE growth YTD impacted by carry-forward effect from COVID related price concessions Adj. EBITDA $27 61% $62 8% Tight cost controls Adj. EBITDA margin 20.6% 750 bps   15.7% 230 bps

Peru Segment Results

($ in millions) (Enrollments in thousands)	Q3 Results: Q3 '21	Q3 Results: Organic/CC Vs. Q3 '20 [(1)]	Q3 YTD Results: Q3 YTD '21	Q3 YTD Results: Organic/CC Vs. Q3 YTD '20 [(1)]	Notes
New Enrollment	25K	35%	74K	20%	• Robust NE growth during secondary intake in Q3 • YTD New enrollments +9% vs. YTD 2019
Total Enrollment	187K	30%	187K	30%	• Driven by higher NE volumes and improved retention rates
Revenue	$133	20%	$392	24%	• Volume growth and positive mix impact • YTD +22% adjusted for timing of academic calendar
Adj. EBITDA	$71	45%	$196	70%	• Revenue growth and cost efficiencies • YTD +65% adjusted for timing of academic calendar
Adj. EBITDA margin	53.2%	910 bps	50.0%	1,354 bps	

Note: Timing adjusted impacts noted are pro-forma for UPN-Peru semester start, which, in 2020, was moved to April 6th due to COVID, and 1-week earlier start of classes at Cibertec

Focus on Cost Efficiencies & Growth Initiatives
Are Driving Favorable Results

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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Q3 Capitalization – Adjusted for Subsequent Events & Pending Items ($ in millions) Amount Comments Net Cash Position @ 9/30/21 $1,694 See Appendix Cash Distribution to Shareholders ($1,272) Paid on October 29th Taxes / Fees Due on Sales 1 ($170) To be Paid in Q4 and into 2022 Divestiture Cash Collateral / Escrow 2 $158 Expected in 2022 Adjusted Net Cash Position @ 9/30/21 $410 $1.3bn of Capital Returned to Shareholders ($7.01/share) in October $365M in Share Repurchases Thru Current Year-to-Date3 Anticipated taxes and other costs associated with Walden and prior asset sales. Assumes full release of cash collateral for letter of credit in 2022; assumes full release and recovery of escrow in 2022 (both related to Walden divestiture) YTD As of October 27, 2021; Total of $430 million of repurchase (29.5 millions share) under $500 million total authorization (including purchases made in Q4 2020)

OUTLOOK

FY 2021 Guidance Update Increasing Full Year 2021 Guidance on Strength of Q3 Intake & Efficiency Initiatives Note: An outlook for 2021 net income and reconciliation of the forward-looking 2021 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. ($ in millions) (Enrollments in thousands) Previous Guidance Current Outlook (1) Total Enrollment 350K 385K Revenue $1,025 - $1,065 $1,075 - $1,085 Adjusted EBITDA $205 - $215 $247 - $253 Based on actual FX rates for January through October 2021, and spot FX rates (local currency per US dollar) of MXN 20.46 & PEN 4.03 for November through December 2021. FX impact may change based on fluctuations in currency rates in future periods.

APPENDIX

Week Of 2/22 3/1 3/8 3/15 3/22 3/29 4/5 4/12 UPC UPN Cibertec COVID-Related Changes in Academic Calendar in Peru Impacting YoY Comparability Classes Started Late in 2020 Due to COVID -- Back to Normal Cycle Timing in 2021 2021 semester start date 2020 semester start date Delayed start in 2020 due to COVID Academic Calendar Timing Impacts - Peru $18M in revenue timing shift from Q1 to 2H due to delayed class start in 2020 Majority of benefit recognized in Q1 2021; offset in Q3/Q4

Q3 ’21 B / (W) Vs. Q3 ’20 Notes ($ in millions) Reported $ % Adjusted EBITDA 76 26 51% Strong operating performance Depreciation & Amort. (26) (8) (42%) Primarily related to amortization of tradename (moved to finite life asset) Interest Expense, net (2) 22 90% Impairments (3) 320 n.m. Other (6) 21 n.m. Income Tax (48) (120) n.m. Income/(Loss) From Continuing Operations (10) 261 n.m. Discontinued Operations (Net of Tax) 371 884 n.m. Gain on sale of Walden Net Income / (Loss) 360 1,145 n.m. Net Income in Q3 Driven By Sale of Walden University 2021 Third Quarter – Net Income Reconciliation

Q3 YTD ’21 B / (W) Vs. Q3 YTD ’20 Notes ($ in millions) Reported $ % Adjusted EBITDA 193 78 67% Strong performance in Peru Depreciation & Amort. (76) (20) (35%) Primarily related to amortization of tradename (moved to finite life asset) Interest Expense, net (38) 36 48% Repayment of debt Impairments (67) 284 n.m. Impairment of Laureate tradename due to deemphasis of Laureate Network Other (128) (124) n.m. Call premium and deferred financing cost on repayment of Bonds & Loss on Derivatives Income Tax (174) (468) n.m. Variance largely due to discrete tax items in 2020 Income/(Loss) From Continuing Operations (291) (214) n.m. Discontinued Operations (Net of Tax) 457 1,378 n.m. Primarily gain on sale of Walden Net Income / (Loss) 166 1,164 n.m. 2021 Q3 YTD – Net Income Reconciliation Income from Continuing Operations Impacted by Loss on Extinguishment of Debt Related to Repayment of the 8.25% Bonds in 1H 2021

Capitalization at 9/30/21 ($ in millions) Total Company as of 9/30/21 Cash $1,860 Debt ($166) Net Cash Position $1,694 Net Cash Position of $1.7bn as of September 30th

2021 Full Year Guidance Details Strong Operating Trends Partially Offset by Weaker FX Rates (USD millions, except enrollments in thousands) Total Enrollment Revenues Adj. EBITDA 2020 Results 337K $1,025 $206 Organic Growth 48K $85 – $95 $71 – $77 Growth % 14% 8% – 9% 34% – 37% FAS 5 Expense/Indemnification Asset (non-cash) - - ($7) 2021 Guidance (Constant Currency) 385K $1,110 – $1,120 $270 – $276 FX Impact (spot FX) (1) - ($35) ($23) 2021 Guidance (@ spot FX) (1) 385K $1,075 – $1,085 $247 – $253 Growth % 14% 5% – 6% 20% – 23% Note: An outlook for 2021 net income and reconciliation of the forward-looking 2021 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Based on actual FX rates for January through October 2021, and spot FX rates (local currency per US dollar) of MXN 20.46 & PEN 4.03 for November through December 2021. FX impact may change based on fluctuations in currency rates in future periods.

Based on actual FX rates for October 2021, and spot FX rates (local currency per US dollar) of MXN 20.46 & PEN 4.03 for November through December 2021. FX impact may change based on fluctuations in currency rates in future periods. (USD millions) Revenues Adj. EBITDA 2020 Q4 Results $285 $91 Organic Growth $17 – $27 ($32) – ($26) Growth % 6% - 9% (35%) – (29%) 2021 Q4 Guidance (Constant Currency) $302 – $312 $59 – $65 FX Impact (spot FX) (1) ($17) ($5) 2021 Q4 Guidance (@ spot FX) (1) $285 – $295 $54 – $60 Fourth Quarter Y-o-Y Comparability Impacted by Timing Q4 2021 Guidance Details Q4 Y-o-Y Comparability impacted by: Timing of academic calendar (COVID-related) Phase of expenses / cash preservations activities in Q4 ‘20 One-time catch up on deferred facility costs as we prepare to return to face-to-face campus operations Note: An outlook for 2021 net income and reconciliation of the forward-looking 2021 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings Q2 and Q4 are typically Laureate’s strongest earnings quarters Revenue Seasonality Adjusted EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Main intake cycles: Q1 - Peru Q3 - Mexico Academic calendar FX trends Intra-Year Seasonality Trends

Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended September 30, 2021	2020	Change	For the nine months ended September 30, 2021	2020	Change
Revenues	$ 267.7	$ 243.5	$ 24.2	$ 790.0	$ 739.7	$ 50.3
Costs and expenses:						
Direct costs	182.0	185.8	(3.8)	577.1	614.1	(37.0)
General and administrative expenses	47.3	52.6	(5.3)	139.3	140.8	(1.5)
Loss on impairment of assets	3.3	323.4	(320.1)	67.2	350.9	(283.7)
Operating income (loss)	35.1	(318.2)	353.3	6.4	(366.2)	372.6
Interest income	1.3	0.7	0.6	2.5	1.6	0.9
Interest expense	(3.7)	(24.7)	21.0	(40.8)	(75.7)	34.9
Loss on debt extinguishment	—	—	—	(77.9)	—	(77.9)
Loss on derivatives	—	—	—	(24.5)	(0.6)	(23.9)
Other income (expense), net	—	1.3	(1.3)	(0.1)	0.8	(0.9)
Foreign currency exchange gain (loss), net	6.1	(2.9)	9.0	18.7	71.1	(52.4)
(Loss) gain on disposal of subsidiaries, net	(0.9)	0.6	(1.5)	(0.9)	(1.2)	0.3
Income (loss) from continuing operations before income taxes and equity in net income of affiliates	37.7	(343.2)	380.9	(116.6)	(370.2)	253.6
Income tax (expense) benefit	(48.1)	72.2	(120.3)	(174.2)	293.5	(467.7)
Equity in net income of affiliates, net of tax	—	—	—	—	0.2	(0.2)
Loss from continuing operations	(10.4)	(271.0)	260.6	(290.8)	(76.5)	(214.3)
Income (loss) from discontinued operations, net of tax	370.5	(513.4)	883.9	456.8	(921.2)	1,378.0
Net income (loss)	360.1	(784.4)	1,144.5	166.0	(997.7)	1,163.7
Net loss attributable to noncontrolling interests	0.3	—	0.3	0.5	5.1	(4.6)
Net income (loss) attributable to Laureate Education, Inc.	$ 360.4	$ (784.4)	$ 1,144.8	$ 166.5	$ (992.7)	$ 1,159.2
Accretion of redeemable noncontrolling interests and equity	—	—	—	(0.1)	0.2	(0.3)
Net income (loss) available to common stockholders	$ 360.4	$ (784.4)	$ 1,144.8	$ 166.4	$ (992.5)	$ 1,158.9
Basic and diluted earnings (loss) per share:						
Basic and diluted weighted average shares outstanding	185.6	210.0	(24.4)	192.5	209.9	(17.4)
Basic and diluted earnings (loss) per share	$ 1.94	$ (3.73)	$ 5.67	$ 0.86	$ (4.72)	$ 5.58

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended September 30,	2021	2020	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Mexico	$ 131.3	$ 115.9	13%	3%	$ 15.4	$ 3.5	$ —	$ —	$ 11.9
Peru	133.1	127.3	5%	20%	5.8	25.1	—	—	(19.3)
Corporate & Eliminations	3.3	0.3	nm	nm	3.0	3.0	—	—	—
Total Revenues	$ 267.7	$ 243.5	10%	13%	$ 24.2	$ 31.6	$ —	$ —	$ (7.4)
Adjusted EBITDA									
Mexico	$ 27.0	$ 15.5	74%	61%	$ 11.5	$ 9.4	$ 0.1	$ —	$ 2.0
Peru	70.8	56.5	25%	45%	14.3	25.2	—	—	(10.9)
Corporate & Eliminations	(22.0)	(21.6)	(2)%	(2)%	(0.4)	(0.4)	—	—	—
Total Adjusted EBITDA	$ 75.9	$ 50.4	51%	68%	$ 25.5	$ 34.3	$ 0.1	$ —	$ (8.9)

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2020 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the nine months ended September 30,	2021	2020	% Change: Reported	% Change: Organic Constant Currency[(2)]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Mexico	$ 390.9	$ 385.0	2%	(5)%	$ 5.9	$ (20.9)	$ —	$ —	$ 26.8
Peru	392.3	351.4	12%	24%	40.9	85.6	—	—	(44.7)
Corporate & Eliminations	6.8	3.3	nm	nm	3.5	3.5	—	—	—
Total Revenues	$ 790.0	$ 739.7	7%	9%	$ 50.3	$ 68.2	$ —	$ —	$ (17.9)
Adjusted EBITDA									
Mexico	$ 61.5	$ 58.5	5%	8%	$ 3.0	$ 4.7	$ (7.3)	$ —	$ 5.6
Peru	196.0	129.0	52%	70%	67.0	90.7	—	—	(23.7)
Corporate & Eliminations	(64.9)	(72.4)	10%	10%	7.5	7.5	—	—	—
Total Adjusted EBITDA	$ 192.7	$ 115.1	67%	89%	$ 77.6	$ 103.0	$ (7.3)	$ —	$ (18.1)

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2020 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables Consolidated Balance Sheets Note: Dollars in millions, and may not sum to total due to rounding IN MILLIONS September 30, 2021 December 31, 2020 Change Assets Cash and cash equivalents $ 1,856.9 $ 750.1 $ 1,106.8 Receivables (current), net 159.9 111.9 48.0 Other current assets 147.8 146.8 1.0 Property and equipment, net 493.4 578.5 (85.1) Operating lease right-of-use assets, net 409.1 462.8 (53.7) Goodwill and other intangible assets 709.9 800.4 (90.5) Deferred income taxes 61.7 130.6 (68.9) Other long-term assets 55.4 72.4 (17.0) Current and long-term assets held for sale 20.3 1,917.4 (1,897.1) Total assets $ 3,914.4 $ 4,970.9 $ (1,056.5) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 181.0 $ 200.9 $ (19.9) Deferred revenue and student deposits 68.3 47.2 21.1 Total operating leases, including current portion 459.5 519.1 (59.6) Total long-term debt, including current portion 161.7 995.7 (834.0) Special cash distribution payable 1,271.8 — 1,271.8 Other liabilities 525.8 240.0 285.8 Current and long-term liabilities held for sale 16.6 702.3 (685.7) Total liabilities 2,684.7 2,705.2 (20.5) Redeemable noncontrolling interests and equity 1.7 1.7 — Total stockholders' equity 1,228.0 2,263.9 (1,035.9) Total liabilities and stockholders' equity $ 3,914.4 $ 4,970.9 $ (1,056.5)

Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions, and may not sum to total due to rounding For the nine months ended September 30, IN MILLIONS 2021 2020 Change Cash flows from operating activities Net income (loss) $ 166.0 $ (997.7) $ 1,163.7 Depreciation and amortization 75.6 116.1 (40.5) Loss on impairment of assets 68.4 782.5 (714.1) (Gain) loss on sales and disposal of subsidiaries and property and equipment, net (625.5) 525.0 (1,150.5) Loss on derivative instruments 24.5 0.6 23.9 Loss on debt extinguishment 78.0 — 78.0 Deferred income taxes 267.6 (264.4) 532.0 Unrealized foreign currency exchange gain (11.2) (15.4) 4.2 Income tax receivable/payable, net 63.2 (56.9) 120.1 Working capital, excluding tax accounts (131.1) (59.1) (72.0) Other non-cash adjustments 78.7 190.9 (112.2) Net cash provided by operating activities 54.0 221.8 (167.8) Cash flows from investing activities Purchase of property and equipment (27.6) (62.3) 34.7 Expenditures for deferred costs (5.4) (12.0) 6.6 Receipts from sales of discontinued operations, net of cash sold, and property and equipment 2,137.7 40.1 2,097.6 Payments on derivatives related to sale of discontinued operations (50.3) — (50.3) Net cash provided by (used in) investing activities 2,054.4 (34.2) 2,088.6 Cash flows from financing activities (Decrease) increase in long-term debt, net (886.7) 268.1 (1,154.8) Proceeds from exercise of stock options 1.2 26.7 (25.5) Payments to repurchase common stock (364.3) (29.2) (335.1) Payments of call premiums and debt issuance costs (33.0) (0.7) (32.3) Financing other, net (1.7) (7.4) 5.7 Net cash (used in) provided by financing activities (1,284.5) 257.4 (1,541.9) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (14.4) (13.4) (1.0) Change in cash included in current assets held for sale 285.0 218.3 66.7 Net change in Cash and cash equivalents and Restricted cash 1,094.6 649.8 444.8 Cash and cash equivalents and Restricted cash at beginning of period 867.3 97.8 769.5 Cash and cash equivalents and Restricted cash at end of period $ 1,961.9 $ 747.7 $ 1,214.2

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles (Loss) income from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

	For the three months ended September 30,			For the nine months ended September 30,		
IN MILLIONS	2021	2020	Change	2021	2020	Change
Loss from continuing operations	$ (10.4)	$ (271.0)	$ 260.6	$ (290.8)	$ (76.5)	$ (214.3)
Plus:						
Equity in net income of affiliates, net of tax	—	—	—	—	(0.2)	0.2
Income tax expense (benefit)	48.1	(72.2)	120.3	174.2	(293.5)	467.7
Income (loss) from continuing operations before income taxes and equity in net income of affiliates	37.7	(343.2)	380.9	(116.6)	(370.2)	253.6
Plus:						
Loss (gain) on disposal of subsidiaries, net	0.9	(0.6)	1.5	0.9	1.2	(0.3)
Foreign currency exchange (gain) loss, net	(6.1)	2.9	(9.0)	(18.7)	(71.1)	52.4
Other (income) expense, net	—	(1.3)	1.3	0.1	(0.8)	0.9
Loss on derivatives	—	—	—	24.5	0.6	23.9
Loss on debt extinguishment	—	—	—	77.9	—	77.9
Interest expense	3.7	24.7	(21.0)	40.8	75.7	(34.9)
Interest income	(1.3)	(0.7)	(0.6)	(2.5)	(1.6)	(0.9)
Operating income (loss)	35.1	(318.2)	353.3	6.4	(366.2)	372.6
Plus:						
Depreciation and amortization	25.9	18.2	7.7	75.6	55.9	19.7
EBITDA	61.0	(300.0)	361.0	82.0	(310.3)	392.3
Plus:						
Share-based compensation expense [3]	2.0	2.6	(0.6)	6.0	7.9	(1.9)
Loss on impairment of assets [4]	3.3	323.4	(320.1)	67.2	350.9	(283.7)
EiP implementation expenses [5]	9.6	24.4	(14.8)	37.5	66.5	(29.0)
Adjusted EBITDA	$ 75.9	$ 50.4	$ 25.5	$ 192.7	$ 115.1	$ 77.6
Revenues	$ 267.7	$ 243.5	$ 24.2	$ 790.0	$ 739.7	$ 50.3
Loss from continuing operations margin	(3.9)%	(111.3)%	10,742 bps	(36.8)%	(10.3)%	-2,647 bps
Adjusted EBITDA margin	28.4 %	20.7 %	765 bps	24.4 %	15.6 %	883 bps

[3] Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

[4] Represents non-cash charges related to impairments of long-lived assets.

[5] Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs), as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure, an enterprise-wide program aimed at revenue growth, and certain non-recurring costs incurred in connection with the and completed dispositions.

Note: Dollars in millions, and may not sum to total due to rounding

© 2021 Laureate Education, Inc.

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Financial Tables Non-GAAP Reconciliation (2 of 2) Note: Dollars in millions, and may not sum to total due to rounding The following table reconciles operating cash flow to Free Cash Flow for the nine months ended September 30, 2021 and 2020: IN MILLIONS 2021 2020 Change Net cash provided by operating activities $ 54.0 $ 221.8 $ (167.8) Capital expenditures: Purchase of property and equipment (27.6) (62.3) 34.7 Expenditures for deferred costs (5.4) (12.0) 6.6 Free Cash Flow $ 21.0 $ 147.5 $ (126.5)